Exhibit 3.1

                                                       [Filed February 10, 2003]

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                              AGRILINK FOODS, INC.


     AGRILINK FOODS, INC. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

     FIRST: That the Board of Directors of the Corporation, by unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation:

     RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing the Article thereof numbered "ONE" so that, as amended, said Article shall read as follows:

                                   ARTICLE ONE

          The name of the corporation is BIRDS EYE FOODS, INC. (hereinafter called the "Corporation").

     SECOND: That in lieu of a meeting and vote of the sole shareholder of the Corporation, written consent to said amendment has been signed by the holder of all the outstanding stock of the Corporation and such written consent has been delivered to the Corporation in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.


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     THIRD:  That  said  amendment  was  duly  adopted  in  accordance  with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     FOURTH: That the capital of said Corporation shall not be reduced under or by reason of said amendment.

         IN WITNESS WHEREOF, said AGRILINK FOODS, INC. has caused this Certificate of Amendment to be signed by Dennis M. Mullen, its President this 23rd day of January, 2003 and he does hereby affirm the truth of the statements contained herein under penalty of perjury.




                                     /s/ Dennis M. Mullen
                                         -------------------------------------
                                         Dennis M. Mullen, President